Exh. j(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2010, relating to the financial statements and financial highlights which appear in the August 31, 2010 Annual Reports to Shareholders of John Hancock Alternative Asset Allocation Fund, John Hancock Emerging Markets Fund, John Hancock Floating Rate Income Fund, John Hancock Lifecycle 2045 Portfolio, John Hancock Lifecycle 2040 Portfolio, John Hancock Lifecycle 2035 Portfolio, John Hancock Lifecycle 2030 Portfolio, John Hancock Lifecycle 2025 Portfolio, John Hancock Lifecycle 2020 Portfolio, John Hancock Lifecycle 2015 Portfolio, John Hancock Lifecycle 2010 Portfolio, John Hancock Natural Resources Fund, John Hancock Retirement 2045 Portfolio, John Hancock Retirement 2040 Portfolio, John Hancock Retirement 2035 Portfolio, John Hancock Retirement 2030 Portfolio, John Hancock Retirement 2025 Portfolio, John Hancock Retirement 2020 Portfolio, John Hancock Retirement 2015 Portfolio, John Hancock Retirement 2010 Portfolio, and John Hancock Strategic Income Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Policy Regarding Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 30, 2011